CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Registration Statement on Form S-11, by Intervest Corporation of New York of our report dated January 19, 1996 on the financial statements and schedule IV of Intervest Corporation of New York as at December 31, 1995 and December 31, 1994 and for each of the years in the three-year period ending December 31, 1995 and to the reference to our firm, appearing under the heading "Experts" in the Prospectus.


RICHARD A. EISNER & COMPANY, LLP

New York, New York
August 30, 1996